Exhibit 2

                                                  AGREEMENT  OF MERGER  dated as
                                               of  June  28,  1999,  between  QF
                                               ACQUISITION   CORP.,  a  Delaware
                                               corporation  ("QFAC"),  and QFAC,
                                               LLC, a Delaware limited liability
                                               company ("LLC").

         CFP Holdings, Inc., a Delaware corporation ("Holdings"), owns 100 percent of the outstanding capital stock of QFAC and 100 percent of the outstanding limited liability company interests ("LLC Interests") of LLC. Holdings has approved the terms and provisions of this Agreement in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Limited Liability Company Act of the State of Delaware (the "LLC Act"). The board of directors of QFAC and the board of managers of LLC have duly adopted and approved this Agreement pursuant to the DGCL and the By-laws of LLC, respectively.

         NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement, the parties hereby agree as follows:


                                   ARTICLE I

                                   THE MERGER

1.1 The Merger. In accordance with the provisions of this Agreement and the LLC Act, QFAC shall be merged (the "Merger") with and into LLC, which, at and after the Effective Time shall be, and is sometimes herein referred to as, the "Surviving Company". QFAC and LLC are sometimes herein referred to as the "Constituent Entities".

1.2  Effective  Time of the  Merger.  The Merger  shall  become  effective  (the
"Effective Time") upon the filing of a certificate of merger in the form attached hereto as Exhibit A with the Secretary of State of the State of Delaware.

1.3 Effect of Merger. At the Effective Time, the separate existence of QFAC shall cease and QFAC shall be merged with and into the Surviving Company, and the Surviving Company shall continue in existence and the Merger shall in all respects have the effects provided for by the LLC Act. Upon consummation of the Merger, all previously issued and outstanding shares of stock of QFAC shall automatically be cancelled. At the Effective Time, all of the assets and liabilities of QFAC shall automatically become the assets and liabilities of the Surviving Company, which shall have the benefit of all rights, and be bound by all obligations, of QFAC, as if the Surviving Company had originally been the beneficiary or obligor with respect to such rights or obligations, as applicable.

1.4 Charter and By-Laws of Surviving Company. From and after the Effective Time,
(a) the Certificate of Formation of LLC shall be the Certificate of Formation (the "Surviving Certificate") of the Surviving Company, unless and until altered, amended or repealed as provided in the LLC Act or such Surviving Certificate, and (b) the by-laws of LLC shall be the by-laws of the Surviving Company (the "Surviving By-Laws"), unless and until altered, amended or repealed as provided in the LLC Act, the Surviving Certificate or the Surviving By-Laws.

1.5 Directors and Officers of Surviving Company. From and after the Effective Time, the managers and officers of LLC shall be the managers and officers, respectively, of the Surviving



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Company,  unless and until removed,  or until their  respective  terms of office shall have expired, in accordance with the LLC Act, the Surviving Certificate and the Surviving By-Laws, as applicable.


                                   ARTICLE II

           EFFECT OF THE MERGER ON THE CAPITAL STOCK AND LLC INTERESTS
                         OF THE CONSTITUENT CORPORATIONS

2.1 Total  Consideration;  Effect on  Capital  Stock and LLC  Interests.  At the
Effective Time, subject and pursuant to the terms and conditions of this Agreement, by virtue of the Merger and without any action on the part of the Constituent Entities or the holders of the capital stock of the Constituent
Entities:

         (a) Capital Stock of QFAC. Each issued and outstanding share of Class A Common Stock, $.01 par value, of QFAC, Class B Common Stock, $.01 par value, and Preferred Stock, $.01 par value, of QFAC shall be canceled. All shares of treasury stock of QFAC shall be canceled and retired.

         (b) LLC Interests of LLC. Each member's percentage interest in LLC immediately prior to the Effective Date shall remain the percentage interest of such member and shall continue to be outstanding, unimpaired by the Merger.


                                  ARTICLE III

                             APPROVAL OF AGREEMENT;
                                 FILING THEREOF

3.1 Approval. The holders of all shares of QFAC and all LLC Interests of LLC, respectively, entitled to vote thereon have approved, by written consent, the Merger and this Agreement. The board of directors of QFAC and the board of managers of LLC have, by resolutions duly adopted, unanimously approved and adopted the Merger and this Agreement.


                                   ARTICLE IV

                                  MISCELLANEOUS

4.1 Amendment. This Agreement may be amended by the Constituent Entities, by action taken by their respective boards of directors or managers, as the case may be, at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Constituent Entities.

4.2 Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings, written or oral, with respect thereto.

4.3 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized



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overnight  courier or by registered or certified mail,  postage prepaid,  return receipt requested or by telecopier, with confirmation as provided above addressed as follows:

                               (a) if to QFAC, to:

                                   QF Acquisition Corp.
                                   5501 Tabor Road
                                   Philadelphia, PA  19107
                                   Attention:  President

                               (b) if to LLC, to:

                                   QFAC, LLC
                                   5501 Tabor Road
                                   Philadelphia, PA  19107
                                   Attention:  President

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (i) in the case of personal delivery or telecopy, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

4.4 Counterparts. This Agreement may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

4.5 Benefits of Agreement. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by any party hereto without the consent of the other party hereto.

4.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly therein.

4.7 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.


                                     * * * *


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         IN  WITNESS  WHEREOF,  each  of the  parties  hereto  has  caused  this
Agreement of Merger to be executed and delivered on its behalf as of the date first above written.


                                            QF ACQUISITION CORP.


                                            By: ________________________________
                                                Name:
                                                Title:


                                            QFAC, LLC


                                            By: ________________________________
                                                Name:
                                                Title: